Exhibit 99.1

REGISTRATION RIGHTS AGREEMENT

dated as of December 20, 2006

between

PNC Funding Corp, as Issuer,

The PNC Financial Services Group, Inc., as Guarantor

and

MORGAN STANLEY & CO. INCORPORATED,

as the Initial Purchaser

REGISTRATION RIGHTS AGREEMENT dated as of December 20, 2006 between PNC Funding Corp, a Pennsylvania corporation (the “Company”), The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Guarantor”) and Morgan Stanley & Co. Incorporated, as the initial purchaser (the “Initial Purchaser”) to the Purchase Agreement dated December 14, 2006 (the “Purchase Agreement”) with the Company and the Guarantor.

In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Company and the Guarantor agree with the Initial Purchaser, (i) for its benefit as Initial Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Covered Securities (as defined herein) issued upon exchange of the Notes (each of the foregoing a “Holder” and together the “Holders”), as follows:

Section 1 . Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

(b) “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

(c) “Claim” has the meaning set forth in Section 9(o) hereof.

(d) “Common Stock” means the shares of common stock, $5.00 par value per share, of the Guarantor, deliverable upon exchange of the Notes.

(e) “Covered Security” has the meaning set forth in Section 1(ff) hereof.

(f) “Effectiveness Deadline Date” has the meaning set forth in Section 2(a) hereof.

(g) “Effectiveness Period” means a period that begins as of the date the Initial Shelf Registration Statement becomes effective under the Securities Act and terminates (subject to extension pursuant to Section 3(h) hereof) when there are no Registrable Securities outstanding.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(i) “Exchange Date” has the meaning set forth in the Indenture.

(j) “Exchange Price” has the meaning set forth in the Indenture.

(k) “Filing Deadline Date” has the meaning set forth in Section 2(a) hereof.

(l) “Form S-3” means Form S-3 under the Securities Act.

(m) “Holder” has the meaning set forth in the third paragraph of this Agreement.

(n) “Indenture” means the Indenture dated as of December 20, 2006 between the Company, the Guarantor and The Bank of New York, as trustee, pursuant to which the Securities are being issued.

(o) “Initial Purchaser” means Morgan Stanley & Co. Incorporated.

(p) “Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

(q) “Interest Payment Date” means each March 20, June 20, September 20 and December 20 of each year, commencing on March 20, 2007.

(r) “Issue Date” means the first date of original issuance of the Notes.

(s) “Liquidated Damages Accrual Period” has the meaning set forth in Section 2(e) hereof.

(t) “Liquidated Damages Amount” has the meaning set forth in Section 2(e) hereof.

(u) “Managing Underwriters” has the meaning set forth in Section 8(a) hereof.

(v) “Material Event” has the meaning set forth in Section 3(h) hereof.

(w) “NASD Rules” has the meaning set forth in Section 3(t) hereof.

(x) “Notes” means the Floating Rate Exchangeable Senior Notes due 2036 of the Company to be purchased pursuant to the Purchase Agreement.

(y) “Notice and Questionnaire” means a written questionnaire containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the offering memorandum, dated December 15, 2006, relating to the offering of the Notes.

(z) “Notice Holder” means, on a given date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, provided not all of such Holder’s Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have been sold in accordance with a Shelf Registration Statement.

(aa) “Prospectus” means each prospectus relating to any Shelf Registration Statement, including all supplements and amendments to such prospectus, in each case in the form furnished pursuant to this Agreement by the Company to Holders or filed by the Company with the SEC pursuant to Rule 424 or as part of such Shelf Registration Statement, as the case may be, and in each case including all materials, if any, incorporated by reference or deemed to be incorporated by reference in such prospectus.

(bb) “Purchase Agreement” has the meaning set forth in the preamble hereof.

(cc) “Record Date” means (i) March 1, with respect to an Interest Payment Date that occurs on March 20, (ii) June 1, with respect to an Interest Payment Date that occurs on June 20, (iii) September 1, with respect to an Interest Payment Date that occurs on September 20 and (iv) December 1, with respect to an Interest Payment Date that occurs on December 20.

(dd) “Record Holder” means, with respect to an Interest Payment Date relating to the Notes for which any Liquidated Damages Amount has accrued, a Holder of the Notes that was the holder of record of such Notes at the close of business on the Record Date relating to such Interest Payment Date.

(ee) “Redemption Date” has the meaning set forth in the Indenture.

(ff) “Registrable Securities” means the Common Stock deliverable by the Guarantor upon exchange for the Notes pursuant to the terms of the Indenture, and any securities into or for which such Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event (each of the foregoing, a “Covered Security”) until, in the case of any such security, the earliest of: (i) the sale pursuant to the Shelf Registration Statement of all of the Notes and any shares of the Common Stock issuable upon exchange of the Notes; (ii) the expiration of the Holding Period applicable to the Notes and the shares of Common Stock issuable upon exchange of the Notes held by non-affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision; and (iii) the date on which all of the Notes and any shares of Common Stock issued upon exchange of the Notes cease to be outstanding or have been resold pursuant to Rule 144 under the Securities Act.

(gg) “Registration Default” has the meaning set forth in Section 2(e) hereof.

(hh) “Registration Default Period” has the meaning set forth in Section 2(e) hereof.

(ii) “Registration Expenses” has the meaning set forth in Section 5 hereof.

(jj) “Registration Statement” means each registration statement, under the Securities Act, of the Company and the Guarantor that covers any of the Registrable Securities pursuant to this Agreement, including amendments and supplements to such registration statement and including all post-effective amendments to, all exhibits of, and all materials incorporated by reference or deemed to be incorporated by reference in, such registration statement, amendment or supplement.

(kk) “Repurchase Date” has the meaning set forth in the Indenture.

(ll) “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(mm) “Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(nn) “Rule 415” means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(oo) “Rule 424” means Rule 424 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(pp) “Rule 430B” means Rule 430B under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(qq) “Rule 456” means Rule 456 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(rr) “Rule 457” means Rule 457 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(ss) “SEC” means the Securities and Exchange Commission.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

(uu) “Shelf Registration Statement” means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

(vv) “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(b) hereof.

(ww) “Suspension Notice” has the meaning set forth in Section 3(h) hereof.

(xx) “Suspension Period” has the meaning set forth in Section 3(h) hereof.

(yy) “Trading Day” has the meaning set forth in the Indenture.

(zz) “Trustee” means The Bank of New York, the Trustee under the Indenture.

Section 2 . Shelf Registration.

(a) The Company and the Guarantor shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the “Filing Deadline Date”) one-hundred and twenty (120) days after the Issue Date, a registration statement (the “Initial Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of the Registrable Securities (or, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the SEC, then registering the resale from time to time by Notice Holders of their Registrable

Securities). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by the Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company and the Guarantor shall use their best efforts to cause an Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the “Effectiveness Deadline Date”) that is two-hundred and forty (240) days after the Issue Date, and to keep an Initial Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder is required to complete and deliver the Notice and Questionnaire either within twenty (20) days of receipt of the Company’s notice to them of the filing of the Initial Shelf Registration Statement in order to be named as selling securityholders in the related Prospectus at the time of effectiveness or within twenty (20) days of receipt of the Company’s notice to them of the use by the Company of a previously filed shelf registration statement in order to be named as a selling securityholder in the initial prospectus supplement made available to the selling securityholders, as the case may be.

(b) If, for any reason, at any time during the Effectiveness Period any Initial Shelf Registration Statement ceases to be effective under the Securities Act, or ceases to be usable for the purposes contemplated hereunder, the Company and the Guarantor shall use their commercially reasonable efforts to promptly cause such Initial Shelf Registration Statement to become effective or usable under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and in any event shall, within thirty (30) days of such cessation of effectiveness or usability, (i) amend such Initial Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or (ii) file an additional Registration Statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing (or, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the SEC, then registering the resale from time to time by Notice Holders of their securities that are Registrable Securities as of the time of such filing). The Company and Guarantor shall use their commercially reasonable efforts to cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than the Effectiveness Deadline Date. The Company and the Guarantor shall use their commercially reasonable efforts to keep such Subsequent Shelf Registration Statement (or another Subsequent Shelf Registration statement) continuously effective under the Securities Act from the date the Subsequent Shelf Registration Statement is declared effective until the earlier of: (i) the sale pursuant to the Shelf Registration Statement of all of the Notes and any shares of Common Stock issuable upon exchange of the Notes; (ii) the expiration of the holding period applicable to the Notes and the shares of Common Stock issuable upon exchange of the Notes held by non-affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision; and (iii) the date on which all of the Notes and any shares of Common Stock issued upon exchange of the notes cease to be outstanding or have been resold pursuant to Rule 144 under the Securities Act. Each such Subsequent Shelf Registration Statement, if any, shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

(c) The Company and the Guarantor shall supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantor for such Shelf Registration Statement, if required by the Securities Act or, if necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as reasonably requested by the representatives of the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

(d) Each Holder of Registrable Securities agrees that, if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this section 2(d) and Section 3(h). Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus shall deliver a Notice and Questionnaire to the Company within twenty (20) days of receipt of the Company’s notice to them of the filing of the Shelf Registration Statement or within twenty (20) days of receipt of the Company’s notice to them of the use by the Company of a previously filed Shelf Registration Statement. The Company and the Guarantor will, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) fifteen (15) Business Days after such date or (y) five (5) Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within fifteen (15) Business Days of such delivery date:

(i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new Shelf Registration Statement or any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to a Shelf Registration Statement or shall file a new Shelf Registration Statement, the Company and the Guarantor shall use their best efforts to cause such post-effective amendment or new Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable, but in any event no later than the Effectiveness Deadline Date; provided, however, that the Company and the Guarantor will not be required to file more than one such post-effective amendment, supplement or Shelf Registration Statement in any ninety (90) day period;

(ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any new Shelf Registration Statement or post-effective amendment filed pursuant to Section 2(d)(i);

provided, however, that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus.

(e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if:

(i) a Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date;

(ii) a Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date;

(iii) the Company has failed to perform its obligations set forth in Section 2(d)(i) within the time period required therein;

(iv) the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof; or

(v) the number of Suspension Periods in any period exceeds the number permitted in respect of such period pursuant to Section 3(h) hereof.

Each event described in any of the foregoing clauses (i) through (vi) is individually referred to herein as a “Registration Default.” For purposes of this Agreement, each Registration Default set forth above shall begin and end on the dates set forth in the table set forth below:

Type of Registration Default by Clause	Beginning Date	Ending Date
(i)	Filing Deadline Date	the date a Shelf Registration Statement is filed

(ii)	Effectiveness Deadline Date	the date a Shelf Registration Statement becomes effective under the Securities Act

(iii)	the date by which the Company is required to perform its obligations under Section 2(d)(i)	the date the Company performs its obligations set forth in Section 2(d)(i)

(iv)	the date on which the aggregate duration of Suspension Periods in any period exceeds the number of days permitted by Section 3(h)	termination of the Suspension Period that caused the limit on the aggregate duration of Suspension Periods to be exceeded

(v)	the date of commencement of a Suspension Period that causes the number of Suspension Periods to exceed the number permitted by Section 3(h)	termination of the Suspension Period that caused the number of Suspension Periods to exceed the number permitted by Section 3(h)

Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (a “Registration Default Period”), the Company shall pay to Record Holders of Registrable Securities in respect of each day in the Registration Default Period liquidated damages in respect of each $1,000 principal amount of notes outstanding, at a rate per annum equal to 0.25% of such principal amount (the “Liquidated Damages Amount”), as the case may be; provided, however, that in the case of a

Registration Default Period that is in effect solely as a result of a Registration Default of the type described in clause (iii) of the preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Registration Default. No Liquidated Damages Amount will be payable in respect of Common Stock issued upon exchange of the Notes. Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults.

The Liquidated Damages Amount shall accrue from the first day of the applicable Registration Default Period (the “Liquidated Damages Accrual Period”), and shall be payable on each Interest Payment Date during the Registration Default Period (and on the Interest Payment Date next succeeding the end of the Registration Default Period if the Registration Default Period does not end on a Interest Payment Date) to the Record Holders of the Registrable Securities entitled thereto; provided, however, that any Liquidated Damages Amount accrued with respect to any Notes or portion thereof redeemed by the Company on a Redemption Date, purchased by the Company on a Repurchase Date or exchanged for Common Stock on an exchange date prior to the Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption, purchase or exchange on the applicable Redemption Date, Repurchase Date or Exchange Date, as the case may be, on such date (or promptly following the exchange date, in the case of exchange), and on or prior to the corresponding Interest Payment Date; and provided further, that, in the case of a Registration Default of the type described in clause (iii) of the first paragraph of this Section 2(e) such Liquidated Damages Amount shall be paid only to the Holders entitled thereto by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The Trustee shall be entitled, on behalf of registered holders of Notes or Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Liquidated Damages is expressly provided shall be such liquidated damages. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

All of the Company’s obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 9(n).

The parties hereto agree that the Liquidated Damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

Section 3 . Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(a) Before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Initial Purchaser, copies of all such documents proposed to be filed at least three (3) Business Days prior to the filing of such Shelf Registration Statement or amendment thereto or Prospectus or supplement thereto.

(b) Subject to Section 3(h) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

(c) As promptly as practicable give notice to the Notice Holders and the Initial Purchaser, (i) when any Prospectus, prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Shelf Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h) state that it constitutes a Suspension Notice, in which event the provisions of Section 3(h) shall apply.

(d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder and the Initial Purchaser of the withdrawal of any such order.

(e) As promptly as practicable furnish to each Notice Holder and the Initial Purchaser, upon request and without charge, at least one confirmed copy of each Shelf Registration Statement and any amendment thereto, including exhibits and all documents incorporated or deemed to be incorporated therein by reference.

(f) During the Effectiveness Period, deliver to each Notice Holder and the Initial Purchaser, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(g) Prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its best efforts to register or qualify or cooperate with the Notice Holders and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to a Shelf Registration Statement, use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided, however, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of proceedings with respect to a Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which a Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus:

(i) in the case of clause (B) above, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, use its best efforts to cause it to be declared effective as promptly as is practicable, and

(ii) give notice to the Notice Holders and their counsel, if any, that the availability of a Shelf Registration Statement is suspended (a “Suspension Notice”).

The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Shelf Registration Statement or any Prospectus for any bona fide reason, including pending corporate developments and public filings with the SEC and similar events, without incurring or accruing any obligation to pay Liquidated Damages pursuant to Section 2(e), any such period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Suspension Period”), for a period not to exceed forty-five (45) days in any three-month period and not to exceed an aggregate of ninety (90) days in any twelve-month period.

(i) If requested in writing in connection with a disposition of Registrable Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company, the Guarantor and its subsidiaries, and cause the appropriate officers, directors and employees of the Company, the Guarantor and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall first agree in writing with the Company and the Guarantor that any non-public information shall be used solely for the purposes of satisfying “due diligence” obligations under the Securities Act and exercising rights under this Agreement and shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) in the opinion of counsel, disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and the Guarantor and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company and the Guarantor with prompt prior written notice of such requirement so that the Company and the Guarantor may seek a protective order or other appropriate remedy.

(j) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company and the Guarantor commencing after the effective date of a Shelf Registration Statement, which statements shall be made available no later than forty-five (45) days after the end of the 12-month period or ninety (90) days if the 12-month period coincides with the fiscal year of the Company and the Guarantor.

(k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing the Common Stock sold or to be sold pursuant to a Shelf Registration Statement.

(l) Provide a CUSIP number for all Registrable Securities covered by each Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

(n) Upon the filing of the Shelf Registration Statement, and upon the effectiveness under the Securities Act of the Shelf Registration Statement, announce the same, in each case by release through a reputable national newswire service.

(o) Take all actions and enter into such customary agreements (including, if requested, an underwriting agreement in customary form) as are necessary, or reasonably requested by the Holders of a majority of the Registrable Securities being sold (defined at any particular time as a majority of the

Registrable Securities for which a Notice and Questionnaire has been furnished), in order to expedite or facilitate disposition of such Registrable Securities; and in such connection, if an underwriting agreement or similar agreement is entered into and whether or not the registration is an underwritten registration:

(i) the Company shall make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as would be customarily made by the Company to underwriters in similar offerings of securities;

(ii) the Company shall obtain opinions of counsel of the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, and to the counsel to the Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters that would be customarily covered in opinions requested in sales of securities or underwritten offerings;

(iii) the Company shall obtain “comfort letters” and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in any Shelf Registration Statement) addressed to the underwriters, if any, and the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type that would customarily be covered in “comfort letters” to underwriters in connection with similar underwritten offerings;

(iv) the Company shall, if an underwriting agreement is entered into, cause any such underwriting agreement to contain customary indemnification provisions and procedures; and

(v) the Company shall deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the holders of a majority of the Registrable Securities being sold and to the Managing Underwriters, if any;

the above to be done in connection with any underwriting or similar agreement as and to the extent required thereunder.

(p) Cause the Covered Security to be listed on The New York Stock Exchange.

(q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “participate in a public offering” (within the meaning of the Conduct Rules (the “NASD Rules”) of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise the Company will assist such broker-dealer in complying with the requirements of such NASD Rules, including, without limitation, by: (i) if such NASD Rules, including NASD Rule 2720, shall so require, engaging a “qualifying independent underwriter” (as defined in NASD Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereof and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield or price, as the case may be, of such Registrable Securities; (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and (iii) providing such information to such broker-dealers as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

Section 4 . Holder’s Obligations.

(a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such

Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

(b) Upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to any Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h)(i), or until it is advised in writing by the Company that the Prospectus may be used.

Section 5 . Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any Shelf Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc.) and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Company’s counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Shelf Registration Statement may designate), (ii) all printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) all duplication and mailing expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) all fees and disbursements of counsel for the Company in connection with any Shelf Registration Statement, (v) all fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock, and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. If the Company shall, pursuant to Rule 456(b), defer payment of any registration fees due under the Securities Act with respect to any Registration Statement, the Company agrees that it shall pay the fees applicable to such Registration Statement within the time required by Rule 456(b)(1)(i) (without reliance on the proviso to Rule 456(b)(1)(i)) and in compliance with Rule 456(b) and Rule 457(r).

Section 6 . Indemnification and Contribution.

(a) The Company and the Guarantor agree to indemnify and hold harmless each Notice Holder, each person, if any, who controls any Notice Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective officers, directors, partners, employees, representatives and agents of any Notice Holder (each, an “Indemnified Party”) from and against any and all losses, damages, expenses, liabilities, claims or actions in respect thereof (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which such Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus or arises out of or is based upon any omission or alleged omission or state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which such statements were made, not misleading, and, the Company and the Guarantor shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company and the Guarantor shall not be required to provide any indemnification pursuant to this Section 6(a) in any such case insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon (i) any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of a Notice Holder to the Company expressly for use in, any Shelf Registration Statement or any Prospectus or (ii) a disposition, pursuant to a Shelf Registration Statement, of Registrable Securities by an Indemnified Party during a Suspension Period, provided such Indemnified Party received, prior to such disposition, a Suspension Notice with respect to such Suspension Period; provided, however, that this indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have to such Indemnified Party.

(b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, the Guarantor and their respective directors, their officers who sign any Shelf Registration Statement and each person, if any, who controls the Company and the Guarantor (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, to the same extent as the foregoing indemnity from the Company and the Guarantor to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Shelf Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the indemnified party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Notes deemed to be the Holders, for purposes of determining such majority, of the number of shares of Common Stock into which such Notes are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Shelf Registration Statement held by Holders that are Indemnified Parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Parties on the one hand and the Indemnified Party or Parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or Parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving registration rights under this Agreement for the Registrable Securities. The relative fault of the Holders on the one hand and the Company and the Guarantor on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders, by the Company or by the Guarantor, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Shelf Registration Statement, and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), no Indemnifying Party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

(f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company or the Guarantor, its officers or directors or any person controlling the Guarantor and (iii) the sale of any Registrable Securities by any Holder.

Section 7 . Information Requirements.

(a) The Company and the Guarantor covenant that, if at any time before the end of the Effectiveness Period, the Company or the Guarantor are not subject to the reporting requirements of the Exchange Act, they will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable

Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A and Regulation S under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company or the Guarantor shall deliver to such Holder a written statement as to whether they have complied with such filing requirements, unless such a statement has been included in the Company’s or the Guarantor’s most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company and the Guarantor to register any of their securities (other than the Common Stock) under the Exchange Act.

(b) The Company and the Guarantor shall file the reports required to be filed by them under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company and the Guarantor to be eligible to file registration statements on Form S-3. The Company and the Guarantor shall use their commercially reasonable efforts to remain eligible, pursuant to Rule 430B(b), to omit, from the prospectus that is filed as part of a Registration Statement, the identities of selling securityholders and amounts of securities to be registered on their behalf.

Section 8 . Underwritten Registrations.

(a) If any of the Registrable Securities covered by the Shelf Registration Statement are to be offered and sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (the “Managing Underwriters”) shall be selected by the holders of a majority of such Registrable Securities to be included in such offering.

(b) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(c) Notwithstanding anything herein to the contrary, in no event shall Registrable Securities be offered and sold pursuant hereto through a Shelf Registration Statement pursuant to an underwritten offering without the prior written agreement of the Company and the Guarantor.

Section 9 . Miscellaneous.

(a) Remedies. The Company and the Guarantor acknowledge and agree that any failure by the Company or the Guarantor to comply with their obligations under this Agreement may result in material irreparable injury to the Initial Purchaser and the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantor’s obligations under this Agreement. The Company and the Guarantor further agree to waive the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding the foregoing two sentences, this Section 9(a) shall not apply to the subject matter referred to in and contemplated by Section 2(e).

(b) No Conflicting Agreements. The Company and the Guarantor are not, as of the date hereof, a party to, nor shall they, on or after the date of this Agreement, enter into, any agreement with respect to the Company’s or the Guarantor’s securities that conflicts with the rights granted to the Holders in this Agreement. The Company and the Guarantor represent and warrant that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s or the Guarantor’s securities under any other agreements. The Company and the Guarantor will not take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement. The Company and the Guarantor represent and covenant that they have not granted, and shall not grant, to any of their securityholders (other than the Holders in such capacity) the right to include any of the Company’s or the Guarantor’s securities in any Shelf Registration Statement filed pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities; provided, however, that, no consent is necessary from any of the Holders in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the

Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing sentence, this Agreement may be amended by written agreement signed by the Company, the Guarantor and the Initial Purchaser, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(i) if to a Holder, at the most current address given by such Holder to the Company or the Guarantor in a Notice and Questionnaire or any amendment thereto;

(ii) if to the Company or the Guarantor, to:

One PNC Plaza, 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention: Investor Relations

Telecopy No.: (800) 843-2206

(iii) if to the Initial Purchaser, to:

Morgan Stanley & Co. Incorporated

1585 Broadway, 38th Floor

New York, New York 10036

Attention: Equity Capital Markets

Telecopy No.: (212) 761-0538

or to such other address as such person may have furnished to the other persons identified in this Section 9(d) in writing in accordance herewith.

(e) Majority of Registrable Securities. For purposes of determining what constitutes holders of a majority of Registrable Securities, as referred to in this Agreement, a majority shall constitute a majority in aggregate principal amount of Registrable Securities, treating each relevant holder of shares of Common Stock as a holder of the aggregate principal amount of Notes in respect of which such Common Stock was issued.

(f) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchaser or subsequent Holders of Registrable Securities, if the Initial Purchaser or such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(g) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. The Trustee shall be entitled to the rights granted to it pursuant to this Agreement.

(h) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

(n) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for additional interest or liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

(o) Submission to Jurisdiction. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Guarantor hereby consent to the jurisdiction of such courts and personal service with respect thereto. THE COMPANY AND THE GUARANTOR HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company and the Guarantor agree that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company or the Guarantor and may be enforced in any other courts in the jurisdiction of which the Company or the Guarantor are or may be subject, by suit upon such judgment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

PNC Funding Corp,

By:
Name:
Title:

The PNC Financial Services Group, Inc.

By:
Name:
Title:

Confirmed and accepted as of the date first above written, for itself:

MORGAN STANLEY & CO. INCORPORATED

By:

Name:
Title: